EXHIBIT 10.3

                                 MEDGENESIS INC.
                             2000 STOCK OPTION PLAN


                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE

1.1      ESTABLISHMENT.

         MEDgenesis Inc., a Minnesota Corporation ("Company"), hereby establishes a stock option plan for employees and others providing services to the Company, as described herein, which shall be known as the "2000 STOCK OPTION PLAN" ("Plan"). The Plan permits the granting of Nonstatutory Stock Options and Incentive Stock Options.

1.2      PURPOSE.

         The purposes of this Plan are to enhance shareholder investment by attracting, retaining, and motivating employees and consultants of the Company and to encourage stock ownership by such employees and consultants by providing them with a means to acquire a proprietary interest in the Company's success.


                                   ARTICLE II
                                   DEFINITIONS

2.1       DEFINITIONS.

         Unless the context clearly requires otherwise, the following terms shall have the respective meanings set forth below, and when said meaning is intended, the term shall be capitalized.

         (a)      "Board" means the Board of Directors of the Company.

         (b)      "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean the Committee, as specified in Article IV hereof, appointed by the Board to administer the Plan, or the Board if no Committee is appointed.

         (d) "Company" means MEDgenesis Inc., a Minnesota corporation (including any and all subsidiaries).

         (e) "Consultant" means any person or entity, including an officer or director of the Company who provides consulting or advisory services (other than as an Employee) to the Company.



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         (f)      "Date of Exercise" means the date the Company receives notice by an Optionee of the exercise of an Option pursuant to
                  Section 8.1 of this Plan. Such notice shall indicate the number of shares of Stock as to which the Optionee intends to exercise an Option.

         (g) "Employee" means any person, including an officer or director of the Company, who is employed by the Company.

         (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (i) "Exercise Price" means the amount for which one share of Stock may be purchased upon exercise of an Option, as specified in the applicable Option Agreement.

         (j) "Fair Market Value" means the closing price of the Stock as reported by NASDAQ on the applicable day, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other value of the Stock as shall be specified by the Committee.

         (k) "Incentive Stock Option" means an Option granted under this Plan which is designated as an Incentive Stock Option and is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

         (1) "Nonstatutory Option" means an Option granted under this Plan which is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Except as otherwise specified herein, Nonstatutory Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of Section 422 of the Code applicable to incentive stock options.

         (m) "Option" means the right, granted under this Plan, to purchase Stock of the Company at the Exercise Price for a specified period of time. For purposes of this Plan, an Option may be either an Incentive Stock Option or a Nonstatutory Option.

         (n) "Optionee" means a person to whom an Option has been granted under the Plan.

         (o)      "Parent Corporation" shall have the meaning set forth in
                  Section 424(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

         (p)      "Subsidiary Corporation" shall have the meaning set forth in
                  Section 424(f) of the Code with the Company being treated as the employer corporation for purposes of this definition.



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         (q)      "Significant Shareholder" means an individual who, within the meaning of Section 422(b)(6)of the Code, owns Stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation of the Company. In determining whether an individual is a Significant Shareholder, an individual shall be treated as owning Stock owned by certain relatives of the individual and certain Stock owned by corporations in which the individual is a shareholder, partnerships in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in Section 424(d) of the Code.

         (r)      "Stock" means the common stock of the Company.


2.2      GENDER AND NUMBER.

         Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

2.3      SEVERABILITY.

         In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

3.1      ELIGIBILITY.

         All Employees are eligible to participate in this Plan and receive Incentive Stock Options and/or Nonstatutory Options hereunder. All Consultants are eligible to participate in this Plan and receive Nonstatutory Options hereunder.

3.2      ACTUAL PARTICIPATION.

         Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees and Consultants those to whom Options shall be granted and shall determine the nature of and number of shares of Stock subject to each such Option.


                                   ARTICLE IV
                                 ADMINISTRATION

4.1      THE COMMITTEE.



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         The Plan shall be administered by the Committee. If the entire Board of
Directors is not serving as the Committee, the Committee appointed by the Board shall consist of two or more directors of the Company, as selected by the Board. The Board may also authorize one or more officers or directors of the Company to administer the plan, acting as a secondary committee within guidelines established from time to time by the Board. Within the limitations of this
Section 4.1, any reference in the Plan to the Committee shall include such secondary committee.

4.2      AUTHORITY OF THE COMMITTEE.

         The Committee shall have full power except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size and types of Options; to determine the terms and conditions of such Options in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article XII herein) to amend the terms and conditions of any outstanding Option to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

4.3      DECISIONS BINDING.

         All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Employees, Consultants, Optionees, and their respective successors.



                                    ARTICLE V
                            STOCK SUBJECT TO THE PLAN

5.1      NUMBER.

         Subject to adjustment as provided in Section 5.3 below, the total number of shares of Stock hereby made available for grant and reserved for issuance under the Plan shall be One Million (1,000,000) shares. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in Section 5.3 below. The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

5.2      LAPSED OPTIONS.

         If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.




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5.3      ADJUSTMENT IN CAPITALIZATION.

         In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification, or other similar corporate change, the aggregate number of shares of Stock set forth in Sections 5.1 and 7.1 below shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Exercise Price per share shall be proportionately and appropriately adjusted without any change in the aggregate Exercise Price to be paid therefor upon exercise of the Option.

                                   ARTICLE VI
                              DURATION OF THE PLAN

6.1      DURATION OF THE PLAN.

         Subject to shareholder approval, the Plan shall be in effect for ten years from the date of its adoption by the Committee. Any Options outstanding at the end of said period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of said period if all Stock subject to it has been purchased pursuant to the exercise of Options granted under the Plan.


                                   ARTICLE VII
                             TERMS OF STOCK OPTIONS

7.1      GRANT OF OPTIONS.

         Subject to Section 5.1, Options may be granted to Employees or Consultants at any time and from time to time as determined by the Committee; provided, however, that Consultants may receive only Nonstatutory Options, and may not receive Incentive Stock Options. The Committee shall have complete discretion in determining the recipient of options among the Employees or Consultants, the number of shares of Stock subject to an Option and the number of Options granted to each Optionee. In making such determinations, the Committee may take into account the nature of services rendered by such Employees or Consultants, their present and potential contributions to the Company, and such other factors as the Committee in its discretion shall deem relevant. The Committee also shall determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Option.

         The aggregate Fair Market Value (determined at the date of grant) of shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under all plans of the Company under which Incentive Stock Options may be granted (and all such plans of any Parent Corporations and any Subsidiary Corporations of the Company) shall not exceed $100,000.



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         The preceding paragraph shall not be deemed to prevent the grant of
Options in excess of the maximums established by the preceding paragraph and any such excess will be treated as a Nonstatutory Option; provided, however, no Optionee may be granted Options in any fiscal year to purchase an aggregate number of shares of Stock in excess of 250,000 shares per Optionee, subject to adjustment under Section 5.3 above.

         The Committee is expressly given the authority to issue amended Options with respect to shares of Stock subject to an Option previously granted hereunder. An amended Option amends the terms of an Option previously granted and thereby supersedes the previous Option.

         No Options granted under the Plan may be exercisable before the approval of the Plan by the shareholders of the Company pursuant to the Bylaws of the Company ("Shareholder Approval").

7.2      NO TANDEM OPTIONS.

         Where an Option granted under this Plan is intended to be an Incentive Stock Option, the Option shall not contain terms pursuant to which the exercise of the Option would affect the Optionee's right to exercise another Option, or vice versa, such that the Option intended to be an Incentive Stock Option would be deemed a tandem stock option within the meaning of the regulations under
Section 422 of the Code. Option Agreement. As determined by the Committee on the date of grant, each Option shall be evidenced by an Option agreement (the "Option Agreement") that includes the non-transferability provisions of Section
10.2 hereof and specifies: whether the Option is an Incentive Stock Option or a Nonstatutory Option; the Exercise Price; the duration of the Option; the number of shares of Stock to which the Option applies; any vesting or serial exercise restrictions which the Committee may impose; and any other terms or conditions which the Committee may impose. The Committee may require an Optionee to sign the Option Agreement.

         All Option Agreements shall incorporate the provisions of this Plan by reference, with certain provisions to apply depending upon whether the Option Agreement applies to an Incentive Stock Option or to a Nonstatutory Option.

7.4      EXERCISE PRICE.

         No Incentive Stock Option granted pursuant to this Plan shall have an Exercise Price that is less than the Fair Market Value of Stock on the date the Option is granted. Incentive Stock Options granted to Significant Shareholders shall have an Exercise Price of not less than 110 percent of the Fair Market Value of Stock on the date of grant. The Exercise Price for Nonstatutory Options shall be equal to the Fair Market Value of Stock on the date the Option is granted and shall not be subject to the restrictions applicable to Incentive Stock Options.

7.5      TERM OF OPTIONS.

         Each Option shall expire at such time as the Committee shall determine when it is granted, provided however that no Option shall be exercisable later than the tenth anniversary



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date of its grant. By its terms, an Incentive Stock Option granted to a
Significant Shareholder shall not be exercisable after five years from the date of grant.

7.6      EXERCISE OF OPTIONS.

         Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Optionees.

7.7      PAYMENT.

         Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Payment shall be made in cash, cash equivalents, or other form acceptable to the Committee, including without limitation, in Stock having a Fair Market Value at the time of the exercise equal to the Exercise Price; provided, however, in the case of an Incentive Stock Option, that said other form of payment does not prevent the Option from qualifying for treatment as an "incentive stock option" within the meaning of the Code. In addition, the Company may establish a cashless exercise program in accordance with Federal Reserve Board Regulation T.


                                  ARTICLE VIII
                           WRITTEN NOTICE, ISSUANCE OF
                   STOCK CERTIFICATES, SHAREHOLDER PRIVILEGES

8.1      WRITTEN NOTICE.

         An Optionee wishing to exercise an Option shall give written notice to the Chief Financial Officer of the Company, in the form and manner prescribed by the Committee. Except for approved "cashless exercises," full payment for the shares exercised pursuant to the Option must accompany the written notice.

8.2      ISSUANCE OF STOCK CERTIFICATES.

         As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optionee or to a nominee of the Optionee a certificate or certificates for the requisite number of shares of Stock. Such certificate may bear a legend restricting transfer if required under Article XVI below.

8.3      RIGHTS OF A SHAREHOLDER.

         An Optionee or any other person entitled to exercise an Option under this Plan shall not have dividend rights, voting rights or other rights or privileges of a shareholder with respect to any Stock covered by an Option until the date of issuance of a stock certificate for such Stock. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such date of issuance, except as expressly provided in the Plan.






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                                   ARTICLE IX
                            TERMINATION OF EMPLOYMENT

9.1      DEATH.

         Unless otherwise determined by the Committee, if an Optionee's employment in the case of an Employee, or provision of services as a Consultant, in the case of a Consultant, terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall fail to make a testamentary disposition of an Option or shall die intestate, the Optionee's legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

9.2      TERMINATION OTHER THAN FOR CAUSE OR DUE TO DEATH.

         Unless otherwise determined by the Committee, in the event of an Optionee's termination of employment, in the case of an Employee (except when an Employee becomes a Consultant), or termination of the provision of services as a Consultant, in the case of a Consultant, other than by reason of death or for cause (as defined in Section 9.3 below), the Optionee may exercise such portion of his Option as was exercisable by the Optionee at the date of such termination (the "Termination Date") at any time within three (3) months after the Termination Date; provided, however, when the termination occurs due to disability, as defined in the Code, such Optionee may exercise such portion of any Option as was exercisable by such Optionee on Optionee's Termination Date within one year after such Termination Date. In any event, the Option cannot be exercised after the expiration of the term of the Option. Options not exercised within the applicable period specified above shall terminate.

         In the case of an Employee, a change of duties or position within the Company or an assignment of employment in a Subsidiary Corporation or Parent Corporation of the Company, if any, or from such a corporation to the Company, shall not be considered a termination of employment for purposes of this Plan. The Option Agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence upon termination of employment.

9.3      TERMINATION FOR CAUSE.

         In the event of an Optionee's termination of employment, in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, which termination is by the Company for cause (as defined below), any Option or Options held by such Optionee under the Plan, to the extent not exercised before such termination, shall terminate immediately.



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         The term "cause" means: (i) Optionee's conviction of a felony which would materially damage the reputation of the Company, (ii) material misappropriation by Optionee of the Company's property or other material acts of dishonesty by Optionee against the Company or (iii) Optionee's gross negligence or willful misconduct in the performance of Optionee's duties, which has a material adverse effect on the Company.


                                    ARTICLE X
                               RIGHTS OF OPTIONEES

10.1     SERVICE.

         Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Employee's employment, or any Consultant's services, at any time, nor confer upon any Employee any right to continue in the employ of the Company, or upon any Consultant any right to continue to provide services to the Company.

10.2     RESTRICTIONS ON TRANSFER.

         Except as otherwise provided by this Section 10.2, all Options granted under this Plan shall be nontransferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee. The Committee may, in its sole discretion and with the consent of the Optionee: (i) grant Nonstatutory Options which are transferable within the restrictions of this Section 10.2, (ii) amend a then existing Nonstatutory Option to allow for transferability of such Option within the restrictions of this Section 10.2 or (iii) amend a then existing Incentive Stock Option (whereby such Option will become a Nonstatutory Option) to allow for transferability of such Option within the restrictions of this
Section 10.2 (collectively, the "Transferable Options").

         The Committee may, in its sole discretion, authorize all or a portion of the Transferable Options to be on terms which permit transfer of such Option by the initial Optionee of such Option (the "Initial Optionee") to (i) the spouse, children, step-children, grandchildren, stepgrandchildren, siblings or parents of the Initial Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership or other entity in which such Immediate Family Members are the only partners or equity owners (iv) a former spouse of the Initial Optionee pursuant to a qualified domestic relations order (collectively, a "Permitted Transferee"), provided that:

         (1)      there may be no consideration for any such transfer;

         (2) the stock option agreement pursuant to which such Options are granted, or any amendment thereto, must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10.2;

         (3) any option or portion thereof transferred by an Initial Optionee to a Permitted Transferee may be exercised by the Permitted Transferee only to the same extent as the Initial Optionee would have been entitled to exercise it, and shall remain




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                  subject to all of the terms and conditions that would have applied to such Option under the provisions of the Plan and option agreement, if the Initial Optionee had not transferred such option or portion thereof to the Permitted Transferred;

         (4) subsequent transfers of transferred Options (including sale, assignment, pledge or other transfer) shall be prohibited except by will or the laws of descent and distribution;

         (5) the Initial Optionee shall remain subject to applicable withholding taxes upon exercise of options transferred to a Permitted Transferee;

         (6) the Company shall have no obligation to notify the Permitted Transferee of the expiration or early termination of any option;

         (7) the Committee may, in its sole discretion, require as a condition to the transfer of an option, that the Permitted Transferee execute an agreement under which the Permitted Transferee would become a party to the applicable option agreement and agree that in the event the Company merges into or consolidates with another entity, the Company sells all or a substantial part of its assets, or the Company's common stock is subject to a tender or exchange offer, the Permitted Transferee will consent to the transfer or assumption of the option, or accept a new option in substitution therefor, if the Company requests the Permitted Transferee to do so; and

         (8) such transfer shall not be effective unless and until the Initial Optionee has furnished the Committee written notice of the transfer, copies of all requested documents evidencing the transfer, and such other agreements as may be required by the Committee.


                                   ARTICLE XI
                               OPTIONEE-EMPLOYEE'S
                          TRANSFER OR LEAVE OF ABSENCE

11.1     OPTIONEE-EMPLOYEE'S TRANSFER OR LEAVE OF ABSENCE.

         For Plan purposes:

         (a) A transfer of an Optionee who is an Employee from the Company to a Subsidiary Corporation or Parent Corporation, or from one such corporation to another, or

         (b) a leave of absence for such an Optionee (i) which is duly authorized in writing by the Company, and (ii) if the Optionee holds an Incentive Stock Option, which qualifies under the applicable regulations under the Code which apply in the case of incentive stock options,



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shall not be deemed a termination of employment. However, under no circumstances may an Optionee exercise an Option during any leave of absence, unless authorized by the Committee.


                                   ARTICLE XII
                          AMENDMENT, MODIFICATION, AND
                             TERMINATION OF THE PLAN

12.1     AMENDMENT MODIFICATION, AND TERMINATION OF THE PLAN.

         The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the shareholders, may:

         (a) increase the total amount of Stock that may be purchased through Options granted under the Plan, except as provided in
                  Section 5.1 above; or

         (b) change the class of Employees or Consultants eligible to receive Options; or

         (c) change the provisions of Section 7.1 above to allow an Optionee to be granted Options in any fiscal year to purchase an aggregate number of shares of Stock in excess of 250,000 shares per Optionee, subject to adjustment under Section 5.3 above.

12.2     OPTIONS PREVIOUSLY GRANTED.

         No amendment, modification, or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.


                                  ARTICLE XIII
                   MERGER, CONSOLIDATION OR ACCELERATION EVENT

13.1     MERGER, CONSOLIDATION.

         (a) Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

         (b) A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or




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                  consolidation. However, unless the Optionee is offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions as to number of shares, exercisability and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, then the Optionee shall have the right immediately prior to such merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of Code Section 424(a).

13.2     IMPACT OF ACCELERATION EVENT.

         Subject to Shareholder Approval of the Plan, Options granted hereunder will become fully exercisable and vested in the event of a "Acceleration Event" as defined in Section 13.3 or a "Potential Acceleration Event" as defined in
Section 13.4.,

13.3     DEFINITION OF "ACCELERATION EVENT."

         For purposes of Section 13.2, an "Acceleration Event" means the happening of any of the following:

         (a) When any "person" as defined in Section 3(a) (9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company or any subsidiary or parent or any employee benefit plan sponsored or maintained by the Company or any subsidiary or parent (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

         (b) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board ("Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a Director who was not a Director at the beginning of such 24month period will be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such Director was elected by, or on the recommendation or, or with the approval of, at least 60% of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such 24-month period) or by prior operation of this Section 13.3(b); or

         (c) The approval by the shareholders of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the



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                  assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company.


13.4     DEFINITION OF "POTENTIAL ACCELERATION EVENT."

         For purposes of Section 13.2, a "Potential Acceleration Event" means the approval by the Board of an agreement by the Company the consummation of which would result in an Acceleration Event of the Company as defined in Section 13.3.


                                   ARTICLE XIV
                             SECURITIES REGISTRATION

         In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

         Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option, to make a representation in writing (a) that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof,
(b) that before any transfer in connection with the resale of such shares, he or she will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing. The Company will only require the foregoing investment representation from an Optionee, inscription of a legend on the Optionee's share certificate and placement of a stop order with the Company's transfer agent if a registration statement is not in effect with respect to the shares issued pursuant to the Plan at the time the Optionee exercises the Option.


                                   ARTICLE XV
                                 TAX WITHHOLDING

15.1     TAX WITHHOLDING.

         The Company shall have the power and the right to deduct or withhold, or require an Optionee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Optionee's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. The Company shall not be required to issue any Stock under the Plan until such obligations are satisfied.



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15.2     SHARE WITHHOLDING.

         With respect to withholding required upon the exercise of Options, or upon any other taxable event hereunder, Optionees may elect, subject to the approval of the Committee and compliance with applicable laws and regulation, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax which could be imposed on the transaction.


                                   ARTICLE XVI
                                 INDEMNIFICATION

16.1     INDEMNIFICATION.

         To the extent permitted by law, each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


                                  ARTICLE XVII
                               REQUIREMENTS OF LAW

17.1     REQUIREMENTS OF LAW.

         The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.2     GOVERNING LAW.

         To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

17.3     COMPLIANCE WITH THE CODE.

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         Incentive Stock Options granted hereunder are intended to qualify as
"incentive stock options" under Code Section 422. If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Incentive Stock Options granted under this Plan being treated as incentive stock options under the Code.


                                  ARTICLE XVIII
                             EFFECTIVE DATE OF PLAN

18.1     EFFECTIVE DATE.

         Subject to Shareholder Approval of the Plan, the Plan shall be effective as of _____________, 2000, the date of its adoption by the Board.


                                   ARTICLE XIX
                        NO OBLIGATION TO EXERCISE OPTION

19.1     NO OBLIGATION TO EXERCISE.

         The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option.



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